Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-143676 and 333-143678 on Form S-8 and Registration Statement No. 333-156281 on Form S-3 of Porter Bancorp, Inc. of our report dated March 30, 2012 with respect to the consolidated financial statements of Porter Bancorp, Inc., which report appears in this Annual Report on Form 10-K of Porter Bancorp, Inc. for the year ended December 31, 2011.

Crowe Horwath LLP

Louisville, Kentucky
March 30, 2012

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